UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2007

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ANADIGICS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-25662	22-2582106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey	07059
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) The Board of Directors of Anadigics, Inc. (the “Company”) appointed Mr. Ron Michels as Senior Vice President - Broadband, and Dr. Ali Khatibzadeh, as Senior Vice President - Wireless, of the Company, both appointments as executive officers became effective on January 1, 2007.

Mr. Michels, age 53, has served in several managerial positions relating to the Company’s Broadband products since joining Anadigics in October 1987. Prior to joining Anadigics, Mr. Michels held various engineering and management positions in Lockheed Electronics, New Jersey Public Broadcasting and K & M Broadcasting. He received his Bachelors degree from New Jersey Institute of Technology.

Dr. Khatibzadeh, age 46, has served in a managerial position relating to the Company’s Wireless products since joining Anadigics in March 2000. Prior to joining Anadigics, Dr. Khatibzadeh held various management positions in LM Ericsson AB and Texas Instruments. He received his B.S., M.S. and Ph.D. degrees from North Carolina State University.

There are no family relationships between either Mr. Michels or Dr. Khatibzadeh and any director or other executive officer of the Company.

Copies of the amended and restated employment agreements of Mr. Michels and Dr. Khatibzadeh are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Ron Michels and the Company as amended through January 17, 2006.

10.2	Amended and Restated Employment Agreement between Ali Khatibzadeh and the Company as amended through January 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2007

ANADIGICS, Inc.

By:  /s/ Thomas C. Shields
        Name:  Thomas C. Shields
        Title:    Executive Vice President and Chief
                     Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Ron Michels and the Company as amended through January 17, 2006.

10.2	Amended and Restated Employment Agreement between Ali Khatibzadeh and the Company as amended through January 17, 2006.